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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-227899) on Form S-4 of MidWestOne Financial Group, Inc. of our report dated March 1, 2018, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of MidWestOne Financial Group, Inc. for the year ended December 31, 2017.

        We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Cedar Rapids, Iowa
November 28, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm